Performance Allocation Securities

UBS AG

June 14, 2010

PRODUCT SUPPLEMENT (To Prospectus dated January 13, 2009)

Product Supplement
Performance Allocation Securities

Linked to the Performance of the Best Performing of multiple Reference Portfolios each Comprised of Indices

UBS AG from time to time may offer and sell Performance Allocation Securities, which we refer to as “Securities”, linked to the performance of the best performing of multiple reference portfolios (each, a “reference portfolio”) each comprised of weighted allocations to (i) one or more indices (each, a “component index”) and/or (ii) one or more weighted baskets (each, a “basket”) comprised of several component indices (each portfolio allocation to a single component index or a basket, a “portfolio component”). This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The specific terms of any Securities that we offer, including the component indices and/or the baskets comprising each of the reference portfolios to which the return on the Securities may be linked and the specific manner in which such Securities may be offered, will be described for each particular offering of the Securities in an applicable pricing supplement to this product supplement. If there is any inconsistency between the terms described in the applicable pricing supplement and those described in this product supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will be controlling. Except as otherwise described in the applicable pricing supplement, the general terms of the Securities are described in this product supplement and unless otherwise specified in the applicable pricing supplement include the following:

Issuer:	UBS AG
Booking Branch:	The booking branch of UBS AG will be specified in the applicable pricing supplement.
No Coupon:	Unless otherwise specified in the applicable pricing supplement, we will not pay you interest during the term of the Securities.
Principal Amount:	Each Security will have a principal amount of $10.00, unless otherwise specified in the applicable pricing supplement.
Issue Price:	The price per Security specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the issue price for an offering of the Securities will include underwriting discounts and fees (collectively, the “upfront fee”). See “Plan of Distribution (Conflicts of Interest)” herein. Therefore, the issue price will exceed the principal amount of the Securities by an amount equal to the upfront fee specified in the applicable pricing supplement. You will receive less than your initial investment in the Securities at maturity unless the payment (if any) you receive on your Securities is sufficient to offset the upfront fee included in the issue price for the Securities.
Minimum Investment:	Unless otherwise specified in the applicable pricing supplement, the Securities will be offered at a minimum investment of 100 Securities.
Payment at Maturity:	At maturity, you will receive a cash payment per $10 principal amount of Securities you hold equal to your principal amount plus your principal amount multiplied by the portfolio return of the best performing reference portfolio, calculated as described below:
$10 + ($10 × Portfolio Return of Best Performing Reference Portfolio)
Accordingly, the Securities do not guarantee any return of principal at maturity. The Securities are fully exposed to any negative performance of the best performing reference portfolio. Specifically, you will lose 1% (or a fraction thereof) of your principal for each 1% (or a fraction thereof) that the portfolio return of the best performing reference portfolio is less than zero.
Best Performing Reference Portfolio:	The reference portfolio with the greatest portfolio return on the final valuation date specified in the applicable pricing supplement.
Portfolio Return:	For each reference portfolio, the sum of the component returns for each portfolio component multiplied by their respective component weightings applicable to such reference portfolio.
Component Weighting:	For each portfolio component comprising a given reference portfolio, the percentage specified in the applicable pricing supplement.
Component Return:	Ending Level – Starting Level Starting Level
Starting Level:	With respect to a component index, the closing level of such component index determined on the trade date specified in the applicable pricing supplement. With respect to a basket, 100.
Ending Level:	With respect to a component index, the closing level of such component index determined on the final valuation date. With respect to a basket, the weighted performance of the component indices comprising such basket on the final valuation date.
See “General Terms of the Securities — Payment at Maturity” on page PS-22.
No Listing:	The Securities will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable pricing supplement.
Calculation Agent:	UBS Securities LLC

The applicable pricing supplement will describe the specific terms of the Securities, including any changes to the terms specified in this product supplement.

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UBS Investment Bank	UBS Financial Services Inc.

Product supplement dated June 14, 2010

See “Risk Factors” beginning on page PS-13 of this product supplement for risks related to an investment in the Securities.

To help investors identify appropriate structured products, UBS organizes its structured products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as a Performance Strategy for this purpose. For a more detailed description of each of the four categories, please see “Structured Product Categorization” beginning on page PS-6.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities of UBS AG and are not FDIC insured.

ADDITIONAL INFORMATION ABOUT THE
PERFORMANCE ALLOCATION SECURITIES

You should read this product supplement together with the prospectus dated January 13, 2009, titled “Debt Securities and Warrants”, relating to our Medium Term Notes, Series A, of which the Securities are a part, the index supplement dated January 13, 2009 and any pricing supplement that we may file with the SEC from time to time. You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

➢	Index Supplement dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000139340109000044/v128784_690258-424b2.htm

➢	Prospectus dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000095012309000556/y73628b2e424b2.htm

Our Central Index Key, or CIK, on the SEC Web Site is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

Product Supplement

Index Supplement

Index Supplement Summary	IS-1
Underlying Indices and Underlying Index Publishers	IS-2
Dow Jones Industrial Average® Index	IS-2
NASDAQ-100® Index	IS-4
Russell 2000® Index	IS-7
S&P 500® Index	IS-12
Dow Jones-AIG Commodity IndexSM	IS-16
UBS Bloomberg Constant Maturity Commodity Index (CMCI) Excess Return	IS-23
Rogers International Commodity Index® Excess ReturnSM	IS-28
AMEX Hong Kong 30 Index	IS-35
Dow Jones EURO STOXX 50® Index	IS-39
FTSETM 100 Index	IS-41
FTSE/Xinhua China 25 IndexTM	IS-44
Hang Seng China Enterprises Index	IS-49
Korea KOSPI 200 Index	IS-52
MSCI Indices	IS-55
MSCI-EAFE® Index	IS-55
MSCI® Emerging Markets IndexSM	IS-55
Nikkei® 225 Index	IS-61
S&P/ASX 200® Index	IS-64
Swiss Market Index (SMI)®	IS-66

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Information	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Ratio of Earnings to Fixed Charges	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	7
Capitalization of UBS	7
UBS	8
Use of Proceeds	10
Description of Debt Securities We May Offer	11
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	49
Considerations Relating to Indexed Securities	54
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	60
Tax Considerations Under the Laws of Switzerland	71
Benefit Plan Investor Considerations	73
Plan of Distribution	75
Validity of the Securities	78
Experts	78

Product Supplement Summary

This product supplement describes terms that will apply generally to the Securities. An index supplement that describes some of the potential component indices and the relationship between UBS and the sponsors or publishers of each such index may be filed with the Securities and Exchange Commission from time to time. On the trade date for each offering of the Securities, UBS AG will prepare a pricing supplement that, in addition to specifying the composition of each reference portfolio and any changes to the general terms specified below, will also include the specific pricing terms for that issuance. Any applicable pricing supplement should be read in conjunction with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities,” we mean Performance Allocation Securities. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated January 13, 2009, of UBS. References to the “applicable pricing supplement” mean the applicable pricing supplement that describes the specific terms of your Securities unless the context otherwise requires.

What Are the Performance Allocation Securities?

The Performance Allocation Securities (“Securities”) are medium-term, senior unsecured debt securities issued by UBS whose return is linked to the performance of the best performing of multiple reference portfolios (each, a “reference portfolio”) each comprised of weighted allocations to (i) one or more indices (each, a “component index”) and/or (ii) one or more weighted baskets (each, a “basket”) comprised of several component indices (each portfolio allocation to a single component index or a basket, a “portfolio component”). The specific terms of any Securities that we offer, including the component indices and/or the baskets comprising each of the reference portfolios to which the return on the Securities may be linked and the specific manner in which such Securities may be offered, will be described for each particular offering of the Securities in an applicable pricing supplement to this product supplement. Some of the potential component indices that may be specified in the applicable pricing supplement are described in the index supplement dated January 13, 2009, as may be amended or supplemented by any index supplement that may be filed with the SEC from time to time (the “index supplement”).

Unless otherwise specified in the applicable pricing supplement, each Security will have a principal amount (the “principal amount”) of $10.00. The Securities will be offered to the public at the issue price specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the issue price for an offering of the Securities will include underwriting discounts and fees (collectively, the “upfront fee”). Therefore, the issue price will exceed the principal amount of the Securities by an amount equal to the upfront fee specified in the applicable pricing supplement. You will receive less than your initial investment in the Securities at maturity unless the payment (if any) you receive on your Securities is sufficient to offset the upfront fee included in the issue price for the Securities.

The Securities do not pay interest and do not guarantee any return of principal at maturity. The return on the Securities at maturity is linked to the performance of the best performing of multiple reference portfolios and will depend on whether, and the extent to which, the portfolio return of the best performing reference portfolio is positive or negative. The “best performing reference portfolio” refers to the reference portfolio with the greatest portfolio return on the final valuation date. The portfolio return for a given reference portfolio will be calculated based on the weighted performance of the portfolio components for such reference portfolio on the final valuation date, as described below.

Unless otherwise specified in the applicable pricing supplement, at maturity you will receive a cash payment per $10 principal amount of each Security you hold equal to your principal amount plus your principal amount multiplied by the portfolio return of the best performing reference portfolio, calculated as follows:

$10 + ($10 × Portfolio Return of Best Performing Reference Portfolio)

Accordingly, the Securities do not guarantee any return of principal at maturity. The Securities are fully exposed to any negative performance of the best performing reference portfolio. Specifically, you will lose 1% (or a fraction thereof) of your principal for each 1% (or a fraction thereof) that the portfolio return of the best performing reference portfolio is less than zero.

For each reference portfolio, the “portfolio return” is the sum of the component returns for each portfolio component multiplied by their respective component weightings applicable to such reference portfolio.

For each portfolio component in the given reference portfolio, the “component weighting” is the percentage specified in the applicable pricing supplement.

For each portfolio component in the given reference portfolio, the “component return” is the difference between the starting level and ending level of such portfolio component, expressed as a percentage of the starting level, and calculated as follows:

Component Return =
Ending Level – Starting Level

Starting Level

where:

The “starting level” is (i) with respect to a component index, the closing level of such component index on the trade date, and (ii) with respect to a basket, 100; and the “ending level” is (i) with respect to a component index, the closing level of such component index determined on the final valuation date, and (ii) with respect to a basket, the weighted performance of the component indices comprising such basket on the final valuation date.

Furthermore, in the case of reference portfolio comprised of one or more baskets, in the applicable pricing supplement (i) the term “allocation return” will refer to, with respect to a portfolio component, the difference between the starting level and ending level of such portfolio component, expressed as a percentage of the starting level and (ii) the term “component return” may be used to refer to, with respect to a component index comprising a basket, the difference between the starting level and ending level of such component index, expressed as a percentage of the starting level.

The trade date and the final valuation date will be specified in the applicable pricing supplement.

The starting level of a component index may be adjusted in the case of certain corporate events described below under “General Terms of the Securities — Antidilution Adjustments”.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering may be linked to the performance of the best performing of a different set of reference portfolios and will be subject to the particular terms of the respective Securities set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the best performing reference portfolio to which such offering is linked and will not depend on the performance of any other offering of the Securities.

The Securities Are Part of a Series

The Securities are part of a series of debt securities entitled “Medium Term Notes, Series A” that we may issue under our indenture, which is described in the accompanying prospectus, from time to time. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this product supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Specific Terms Will Be Described in Applicable Pricing Supplements

The specific terms of your Securities will be described in the applicable pricing supplement accompanying this product supplement. The terms described there modify or supplement those described here and in the accompanying prospectus. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the applicable pricing supplement are controlling.

Any applicable pricing supplement should be read in connection with this product supplement and the accompanying prospectus.

Selected Purchase Considerations

Subject to the specific terms of your Securities as described in the applicable pricing supplement, an investment in the Securities may offer the following features:

➢	Allocation to the Best Performing Portfolio: The return on the Securities is linked to the performance of the best performing of multiple reference portfolios and is not subject to a predetermined maximum gain.
➢	No Principal Protection: The Securities are not principal protected, and will also be subject to the upfront fee. If the return of the best performing reference portfolio is negative, at maturity the principal amount of your Securities will be reduced by such negative return. If the return of the best performing reference portfolio is positive, but the increase in the level of the best performing reference portfolio is insufficient to offset the effect of the upfront fee, you will have a loss on your investment in the Securities. You could lose some or all of your investment.
➢	Diversification — The Securities may provide diversification within the equity portion of your portfolio through exposure to reference portfolios comprised of several portfolio components and, in the case of a reference portfolio comprised of one or more baskets, several component indices per basket.
➢	Minimum Investment — Your minimum investment is 100 Securities at a principal amount of $10.00 per Security, unless otherwise specified in the applicable pricing supplement. Purchases in excess of the minimum amount may be made in integrals of one Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

What Are Some of the Risks of the Securities?

An investment in any Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” section of this product supplement and the applicable pricing supplement.

➢	You may lose some or all of your investment — You may lose some or all of your initial investment. The Securities do not guarantee any return of principal, and will also be subject to the upfront fee. The return on the Securities at maturity is linked to the performance of the best performing of multiple reference portfolios and will depend on whether, and the extent to which, the portfolio return of the best performing reference portfolio is positive or negative. If the portfolio return of the best performing reference portfolio is negative, at maturity you will receive the principal amount of your Securities reduced by that negative portfolio return and may receive nothing. In addition, the Securities are also subject to an upfront fee. If the return of the best performing reference portfolio is positive, but the increase in the level of the best performing reference portfolio is insufficient to offset the effect of the upfront fee, you will have a loss on your investment in the Securities.
➢	Credit of UBS — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities.
➢	The upfront fee will have a negative effect on the return potential of the Securities — The issue price of each Security exceeds the principal amount per Security by the amount of the upfront fee. Because the payment at maturity will be calculated on the basis of the principal amount and not the issue price, the upfront fee represents an immediate cost to you and will not grow along with any appreciation of the best performing reference portfolio. Therefore, if the return of the best performing reference portfolio is positive, but the increase in the level of the best performing reference portfolio is insufficient to offset the effect of the upfront fee, you will have a loss on your investment in the Securities.
➢	No interest or dividend payments — As a holder of the Securities, you will not receive interest payments, and you will not have rights to receive dividends or other distributions or other rights that holders of any stocks included in a component index would have.
➢	There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable pricing supplement. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss.
➢	Market risk — The level of the component indices and/or baskets comprising each reference portfolio can rise or fall sharply due to factors specific to each component index and the stocks (“index contituent stocks”), futures contracts, on physical commodities (“index commodities”) and other constituents (collectively, “index constituents”) comprising each component index, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and values, interest rates and economic and political conditions.
➢	The performances of the portfolio components may offset each other — The Securities are linked to the performance of the best performing of multiple reference portfolios each comprised of allocations to single component indices and/or weighted baskets of component indices. For each reference portfolio, where the ending level of one or more of the relevant portfolio components increases relative to the corresponding starting level, the ending level of one or more of the other portfolio components may not increase by the same amount or may even decline. Therefore, in calculating the portfolio return, the positive performance of one or more of the portfolio components may be moderated or offset by the more moderate performance or negative performance of one or more of the other portfolio components. This effect is further amplified by the differing weights of the portfolio components. More heavily weighted portfolio components will have a larger impact on the portfolio return than portfolio components with lesser weightings. If a reference portfolio is comprised of one or more basket, the component indices within each basket may also have the same offsetting characteristics as described above.
➢	Owning the Securities is not the same as owning the index constituents — The return on your Securities may not reflect the return you would realize if you actually owned the index constituents comprising the component indices. For instance, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that holders of the index constituents may have.

➢	Price prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the component indices; the volatility of such component indices; the dividend rate paid on index constituent stocks; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.
➢	Impact of fees on secondary market prices — Generally, the price of the Securities in the secondary market is likely to be lower than the initial public offering price since the issue price included, and the secondary market prices are likely to exclude, the upfront fee, hedging costs or other compensation paid with respect to the Securities.
➢	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in any component index, any index constituents and/or over-the-counter options, futures or other instruments with returns linked to the performance of the component indices or any index consistuents may adversely affect the performance of the reference portfolios and, therefore, the market value of the Securities.
➢	Potential conflict of interest — UBS and its affiliates may engage in trading activities related to the component indices or the index constituents which may present a conflict between the interests of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS.
➢	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding any offering of the Securities. Any such research, opinions or recommendations could affect the performance of the component indices, and therefore the market value of the Securities.
➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

Subject to the specific terms of your Securities, as specified in the applicable pricing supplement, the Securities generally may be a suitable investment for you if:

➢	You seek an investment whose return may be linked to any of the reference portfolios specified in the applicable pricing supplement.
➢	You are willing to invest in Securities that do not guarantee the return of any principal at maturity (meaning you may lose some or all of your principal).
➢	You are willing to expose your principal to the full downside performance of the best performing reference portfolio and are therefore willing to lose some or all of your principal.
➢	You believe that the level of the best performing reference portfolio will increase sufficiently over the term of the Securities to offset the effect of the upfront fee.
➢	You are willing to forego dividends or other distributions paid on any index constituent stocks.
➢	You do not seek current income from your investment.
➢	You are willing to hold the Securities to maturity and are not seeking an investment for which there is an active secondary market.
➢	You are comfortable with the creditworthiness of UBS, as Issuer of the Securities.

Subject to the specific terms of your Securities, as specified in the applicable pricing supplement, the Securities generally may not be a suitable investment for you if:

➢	You do not seek an investment whose return may be linked to any of the reference portfolios specified in the applicable pricing supplement.
➢	You do not believe that any of the reference portfolios specified in the applicable pricing supplement will appreciate over the term of the Securities.

➢	You seek an investment that provides some level of principal protection at maturity.
➢	You are not willing to expose your principal to the full downside performance of the best performing reference portfolio.
➢	You believe that the level of the best performing reference portfolio will decrease over the term of the Securities or will not increase sufficiently to offset the effect of the upfront fee.
➢	You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.
➢	You prefer to receive the dividends or other distributions paid on any index constituent stocks.
➢	You seek current income from your investment.
➢	You are unable or unwilling to hold the Securities to maturity.
➢	You seek an investment for which there will be an active secondary market.
➢	You are unable or unwilling to assume the credit risk associated with UBS, as Issuer of the Securities.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Risk Factors” on page PS-13 of this product supplement.

Structured Product Categorization

To help investors identify appropriate structured products, UBS organizes its structured products, including the securities offered hereby, into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The description below is intended to describe generally the four categories of structured products and the types of protection that may be offered on those products. This description should not be relied upon as a description of any particular structured product.

➢	Protection Strategies are structured to provide investors with a high degree of principal protection at maturity, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These structured products are designed for investors with low to moderate risk tolerances.
➢	Optimization Strategies are structured to optimize returns or yield within a specified range. These structured products are designed for investors with moderate to high risk tolerances. Optimization Strategies may be structured to provide no principal protection, partial protection or contingent protection.
➢	Performance Strategies are structured to be strategic alternatives to index funds or exchange traded funds or to allow efficient access to new markets. These structured products are designed for investors with moderate to high risk tolerances. Performance Strategies may be structured to provide no principal protection, partial protection or contingent protection.
➢	Leverage Strategies are structured to provide leveraged exposure to the performance of an underlying asset. These structured products are designed for investors with high risk tolerances.

“Partial protection”, if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold.

“Contingent protection”, if applicable, provides principal protection at maturity as long as the price or level of the underlying asset does not trade below a specified threshold; if the price or level of the asset declines below the specified threshold, all principal protection is lost and the investor will have full downside exposure to the price or level of the underlying asset. In order to benefit from any type of principal protection, investors must hold the security to maturity.

Classification of structured products into categories is not intended to guarantee particular results or performance.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” on page PS-30 and discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid derivative contract with respect to the best performing reference portfolio. If your Securities are so treated, you should generally not accrue any income with respect to the reference portfolios and you should generally recognize capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-31.

The Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” described above should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” on page PS-30 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

What Are the Steps to Calculate Payment at Maturity?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Securities, followed by examples for three hypothetical Securities, each based on the performance of three reference portfolios.

Step 1: Determine the Best Performing Reference Portfolio

Calculate the Component Return for each Portfolio Component that is a Component Index

Where the component return for a portfolio component is based on the performance of a single component index, the component return is the difference between the starting level and ending level of the component index and is expressed as a percentage of the starting level. The component return may be positive or negative and is calculated as follows:

Component Return =
Ending Level – Starting Level

Starting Level

The “starting level” is the closing level of the applicable component index on the trade date.

The “ending level” is the closing level of the applicable component index on the final valuation date.

Calculate the Component Return for each Portfolio Component that is a Basket

Where the component return for a portfolio component is based on the performance of a basket, the component return is the weighted performance of the component indices comprising such basket on the final valuation date. The component return may be positive or negative and is calculated as follows:

Component Return =
Ending Level – Starting Level

Starting Level

The “starting level” is 100, unless otherwise specified in the applicable pricing supplement.

The “ending level” will be calculated on the final valuation date as follows:

100×(1+(WCI1 × CIRCI1)+(WCI2 × CIRCI2)+(WCI3 × CIRCI3))

where

“W” is the respective weighting of each component index (i.e., CI1, CI2 and CI3) in the basket, expressed as a percentage, and

“BER” is the respective index return for each component index (i.e., CI1, CI2 and CI3) in the basket calculated in the same manner described above under “Calculate the Component Return for each Portfolio Component that is a Component Index”.

Calculate the Portfolio Return of each Reference Portfolio

For each reference portfolio, the portfolio return is the sum of the component returns for each portfolio component multiplied by their respective component weightings applicable to such reference portfolio, calculated as follows:

Portfolio Return = (WC1 × CRC1) + (WC2 × CRC2) + (WC3 × CRC3)

where

“W” is the respective component weighting of each portfolio component (i.e., C1, C2 and C3) in the reference portfolio, expressed as a percentage, and

“CR” is the respective component return for each portfolio component (i.e., C1, C2 and C3) calculated in the manner described above.

The following example illustrates the calculation of the portfolio return for each reference portfolio in respect of a hypothetical offering of the Securities assuming the following:

	Component Weighting	Component Return
Reference Portfolio 1
Portfolio Component A	70%	-15%
Portfolio Component B	20%	30%
Portfolio Component C	10%	10%
Reference Portfolio 2
Portfolio Component A	10%	-15%
Portfolio Component B	70%	30%
Portfolio Component C	20%	10%
Reference Portfolio 3
Portfolio Component A	20%	-15%
Portfolio Component B	10%	30%
Portfolio Component C	70%	10%

Given the above assumptions, the portfolio return for each reference portfolio would be calculated as follows:

➢	Reference Portfolio 1:

(WCA × CRCA) + ( WCB × CRCB) + ( WCC × CRCC) = (70% × -15%) + (20% × 30%) + (10% × 10%)

= -10.5% + 6.0% + 1.0%

= -3.5%

The portfolio return for Reference Portfolio 1 is -3.5%

➢	Reference Portfolio 2:

(WCA × CRCA) + ( WCB × CRCB) + ( WCC × CRCC) = (10% × -15%) + (70% × 30%) + (20% × 10%)

= -1.5% + 21.0% + 2.0%

= 21.5%

The portfolio return for Reference Portfolio 2 is 21.5%.

➢	Reference Portfolio 3:

(WCA × CRCA) + ( WCB × CRCB) + ( WCC × CRCC) = (20% × -15%) + (10% × 30%) + (70% × 10%)

= -3.0% + 3.0% + 7.0%

= 7.0%

The portfolio return for Reference Portfolio 3 is 7.0%

Because Reference Portfolio 2 has the greatest portfolio return, Reference Portfolio 2 is the best performing reference portfolio. Therefore, a portfolio return of 21.5% would be used to calculate the payment at maturity.

Step 2: Calculate the Cash Payment at Maturity

At maturity, you will receive a cash payment per $10.00 principal amount of Securities you hold equal to your principal amount plus your principal amount multiplied by the portfolio return of the best performing reference portfolio, calculated as described below:

$10.00 + ($10.00 × Portfolio Return of Best Performing Reference Portfolio)

Accordingly, the Securities do not guarantee any return of principal at maturity. The Securities are fully exposed to any negative performance of the best performing reference portfolio. Specifically, you will lose 1% (or a fraction thereof) of your principal for each 1% (or a fraction thereof) that the portfolio return of the best performing reference portfolio is less than zero.

Example 1 — The Portfolio Return of Best Performing Reference Portfolio is 20%

The following example illustrates the calculation of the payment at maturity for hypothetical Securities based on the following assumptions:

Issue Price: $10.30, representing the principal amount of $10.00 per Security plus an upfront fee of $0.30 per Security.

Reference Portfolios	Portfolio Return
Reference Portfolio 1	20%
Reference Portfolio 2	15%
Reference Portfolio 3	0%

Because the portfolio return of the best performing reference portfolio (Reference Portfolio 1) is 20%, the payment at maturity would be $12.00 per $10.00 principal amount Security.

$10.00 + ($10.00 × Portfolio Return of Best Performing Reference Portfolio)

$10.00 + ($10.00 × 20%) = $12.00 per Security

In this example, after accounting for the upfront fee of $0.30 per Security, the total return on the Securities is 16.50%.

Example 2 — The Portfolio Return of Best Performing Reference Portfolio is 3%

%

The following example illustrates the calculation of the payment at maturity for hypothetical Securities based on the following assumptions:

Issue Price: $10.30, representing the principal amount of $10.00 per Security plus an upfront fee of $0.30 per Security.

Reference Portfolios	Portfolio Return
Reference Portfolio 1	1%
Reference Portfolio 2	-2%
Reference Portfolio 3	3%

Because the portfolio return of the best performing reference portfolio (Reference Portfolio 3) is 3%, the payment at maturity would be $10.30 per $10.00 principal amount Security.

$10.00 + ($10.00 × Portfolio Return of Best Performing Reference Portfolio)

$10.00 + ($10.00 × 3%) = $10.30 per Security

In this example, after accounting for the upfront fee of $0.30 per Security, the total return on the Securities is 0%.

Example 3 — The Portfolio Return of Best Performing Reference Portfolio is -30%

The following example illustrates the calculation of the payment at maturity for hypothetical Securities based on the following assumptions:

Issue Price: $10.30, representing the principal amount of $10.00 per Security plus an upfront fee of $0.30 per Security.

Reference Portfolios	Portfolio Return
Reference Portfolio 1	-45%
Reference Portfolio 2	-30%
Reference Portfolio 3	-50%

Because the portfolio return of the best performing reference portfolio (Reference Portfolio 2) is -30%, the payment at maturity would be $7.00 per $10.00 principal amount Security.

$10.00 + ($10.00 × Portfolio Return of Best Performing Reference Portfolio)

$10.00 + ($10.00 × -30%) = $7.00 per Security

In this example, after accounting for the upfront fee of $0.30 per Security, the total return on the Securities is -32.04%.

Accordingly, if the portfolio return of the best performing reference portfolio is negative or not sufficiently positive to offset the effect of the upfront fee, you will lose some or all of your initial investment in the Securities.

Hypothetical Payment Amounts on Your Securities

The applicable pricing supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your Securities at maturity and the cash payment amounts that could be delivered for each of your Securities on the stated maturity date based on a range of hypothetical performances of the reference portfolios and on various key assumptions shown in the applicable pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical performances of the reference portfolios on the final valuation date could have on your payment at maturity, as calculated in the manner described in the applicable pricing supplement. Such hypothetical table, chart or calculation will be based on portfolio returns that may not be achieved on the final valuation date and on assumptions regarding terms of the Securities that will not be set until the trade date.

As calculated in the applicable pricing supplement, the hypothetical payment amounts on your Securities on the stated maturity date may bear little or no relationship to the actual market value of your Securities on that date or at any other time, including any time you might wish to sell your Securities. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Securities, since the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your Securities might be, it may bear little relation to — and may be much less than — the financial return that you might achieve were you to invest directly in the index constituent stocks, the commodities or any other index constituents. The following factors, among others, may cause the financial return on your Securities to differ from the financial return you would receive by investing directly in the index constituents:

➢	in the case of direct investment in index constituent stocks, the return could include substantial dividend payments or other distributions, which will not be reflected in the return on the Securities unless the relevant component index is a total return index;
➢	in the case of direct investment in index constituents, the return could include rights that you will not have as an investor in the Securities; and
➢	an investment in the index constituents is likely to have tax consequences that are different from an investment in the Securities;
➢	an investment in the index constituents will not be subject to the upfront fee and, to the extent there are commissions or other fees in relation to a direct investment in such index constituents, such commissions or other fees may be lower than the upfront fee.

We describe various risk factors that may affect the market value of the Securities, and the unpredictable nature of that market value, under “Risk Factors” beginning on page PS-13 of this product supplement.

We cannot predict the performance of the component indices or, therefore, whether the level of any reference portfolio for any particular offering of the Securities will increase or decline over the term of the Securities. Moreover, the assumptions we make in connection with any hypothetical information in the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment amount that will be delivered in respect of your Securities on the stated maturity date, nor should it be viewed as an indication of the financial return on your Securities or of how that return might compare to the financial return if you were to invest directly in the index constituents.

Risk Factors

The return on the Securities at maturity is linked to the performance of the best performing of multiple reference portfolios and will depend on whether, and the extent to which, the portfolio return of the best performing reference portfolio is positive or negative. Investing in the Securities is not equivalent to a direct investment in the component indices comprising the reference portfolios or the index constituents themselves. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable pricing supplement, before investing in the Securities.

RISKS RELATED TO GENERAL CREDIT AND RETURN CHARACTERISTICS

The Securities are fully exposed to any decline in the level of the best performing reference portfolio, and you may lose some of all of your investment. Even if the best performing reference portfolio appreciates, you may lose some of your investment.

The terms of the Securities differ from ordinary debt securities in that we will not pay you 100% of the principal amount of your Securities at maturity if the portfolio return of the best performing reference portfolio is negative. If the portfolio return of the best performing reference portfolio is negative, at maturity you will receive the principal amount of your Securities reduced by that negative portfolio return and may receive nothing. Specifically, you will lose 1% (or a fraction thereof) of your principal for each 1% (or a fraction thereof) that the portfolio return of the best performing reference portfolio is less than zero. In addition, the Securities are also subject to an upfront fee. If the return of the best performing reference portfolio is positive, but the increase in the level of the best performing reference portfolio is insufficient to offset the effect of the upfront fee, you will have a loss on your investment in the Securities. You may lose some or all of your initial investment.

The Securities do not guarantee any return of principal at maturity. You may lose some or all of your initial investment in the Securities if the portfolio return of the best performing reference portfolio is negative, or not sufficiently positive to offset the effect of the upfront fee.

The Securities do not pay interest and your yield on the Securities may be less than the yield on a conventional debt security of comparable maturity.

There will be no periodic interest payments on the Securities as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity. The yield that you receive on the Securities, which could be negative, may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the Securities may not reflect the full opportunity cost to you when you consider factors that affect the time value of money.

Any payment on the Securities is subject to the creditworthiness of UBS.

Any payment on the Securities is subject to the creditworthiness of the issuer, UBS. The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default in its obligations, you may not receive any amounts owed to you under the terms of the Securities.

The upfront fee will have a negative effect on the return potential of the Securities.

The issue price of each Security exceeds the principal amount per Security by the amount of the upfront fee. Because the payment at maturity will be calculated on the basis of the principal amount and not the issue price, the upfront fee represents an immediate cost to you and will not grow along with any

Risk Factors

appreciation of the best performing reference portfolio. Therefore, if the return of the best performing reference portfolio is positive, but the increase in the level of the best performing reference portfolio is insufficient to offset the effect of the upfront fee, you will have a loss on your investment in the Securities.

Owning the Securities is not the same as owning the index constituents.

➢	The return on your Securities may not reflect the return you would realize if you actually owned the index constituents and held such investment for a similar period because the levels of the component indices may be calculated in part by reference to the prices of the index constituents without taking into consideration the value of dividends paid on any index constituent stocks. As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the index constituents may have. An investment directly in the index constituents is likely to have tax consequences that are different from an investment in the Securities. Further, an investment in the index constituents will not be subject to the upfront fee and, to the extent there are commissions or other fees in relation to a direct investment in such index constituents, such commissions or other fees may be lower then the upfront fee.

Even if the level of any reference portfolio appreciates during the term of the Securities, the market value of the Securities may not increase by the same amount. It is also possible for the level of one or more reference portfolios to increase while the market value of the Securities declines.

The performances of the porfolio components may offset each other.

The Securities are linked to the performance of the best performing of multiple reference portfolios each comprised of allocations to single component indices and/or weighted baskets of component indices. For each reference portfolio, where the ending level of one or more of the relevant portfolio components increases relative to the corresponding starting level, the ending level of one or more of the other portfolio components may not increase by the same amount or may even decline. Therefore, in calculating the portfolio return, the positive performance of one or more of the portfolio components may be moderated or offset by the more moderate performance or negative performance of one or more of the other portfolio components. This effect is further amplified by the differing weights of the portfolio components. More heavily weighted portfolio components will have a larger impact on the portfolio return than portfolio components with lesser weightings. If a reference portfolio is comprised of one or more basket, the component indices within each basket may also have the same offsetting characteristics as described above.

The formula for calculating the payment at maturity of the Securities does not take into account all developments in the reference portfolios during the term of the Securities.

Changes in the levels of the reference portfolios during the term of the Securities before the final valuation date may not be reflected in the determination of the best performing reference portfolio and the calculation of the amount payable at maturity of the Securities. The calculation agent will determine the best performing reference portfolio and calculate the payment at maturity on the final valuation date. The level of each reference portfolio prior to such final valuation date will not be taken into account. As a result, you may lose some or all of your principal even if the level of one or more reference portfolios has risen at certain times during the term of the Securities before depreciating and causing the respective portfolio returns to be negative on the final valuation date.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market for the Securities — Sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic

Risk Factors

communications network, unless otherwise specified in the applicable pricing supplement. UBS Securities LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop any market-making activities at any time. Even if a secondary market in your Securities develops, it may not provide significant liquidity or trade at prices advantageous to you.

If you are able to sell your Securities before maturity, you may have to do so at a substantial discount from the issue price and, as a result, you may suffer substantial losses.

The inclusion of commissions and compensation in the original issue price of the Securities is likely to adversely affect secondary market prices of the Securities.

Assuming no change in market conditions or any other applicable factors, the price at which UBS Securities LLC or its affiliates are willing to purchase your Securities in secondary market transactions will likely be lower than the initial public offering price of your Securities, since the initial public offering price is likely to include, and secondary market prices are likely to exclude, the upfront fee, hedging costs or other compensation paid with respect to your Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

The market value of the Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control and interrelate in complex ways, will influence the market value of the Securities. Generally, we expect that the performance of the reference portfolios and the level of the portfolio components on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the component indices (i.e., the frequency and magnitude of changes in the levels of the component indices);
➢	the composition of the component indices and changes to their respective index constituents;
➢	the market prices of the index constituents;
➢	the dividend rate paid on any index constituent stocks (while not paid to the holders of the Securities, dividend payments on the index constituent stocks may influence the market price of such index constituent stocks and the level of the corresponding component indices and therefore affect the market value of the Securities);
➢	supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market-maker;
➢	interest rates in the market;
➢	the time remaining to the maturity of the Securities;
➢	the creditworthiness of UBS; and
➢	geopolitical, economic, financial, political, regulatory or judicial events that affect the levels of the component indices.

These factors interrelate in complex ways that are unpredictable, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

RISKS RELATED TO GENERAL INDEX CHARACTERISTICS AND ISSUES

UBS and its affiliates have no affiliation with any index sponsor and are not responsible for their public disclosure of information.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with the sponsor of any component index (an “index sponsor”) that may be included within the reference

Risk Factors

portfolios to which your Securities are linked and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of any component index. If an index sponsor discontinues or suspends the calculation of a component index, it may become difficult to determine the level of the relevant reference portfolio(s) and therefore, the market value of the Securities and the payment at maturity. The calculation agent may designate a successor index to replace such component index. If the calculation agent determines that no successor index comparable to such component index exists, the level of such component index will be determined by the calculation agent. See “General Terms of the Securities — Discontinuance of or Adjustments to a Component Index; Alteration of Method of Calculation” on page PS-26 and “General Terms of the Securities — Role of Calculation Agent” on page PS-28. No index sponsor is involved in the offer of the Securities in any way. The index sponsors have no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective index sponsors and the component indices included within the reference portfolios to which your Securities are linked from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about relevant index sponsors or the component indices contained in the index supplement or any pricing supplement. You, as an investor in the Securities, should make your own independent investigation into the relevant index sponsors and component indexes included within the reference portfolios to which your Securities are linked.

This product supplement relates only to the Securities and does not relate to any component index.

Changes that affect a component index included within a reference portfolio will affect the market value of your Securities and the amount you will receive at maturity.

The policies of an index sponsor concerning the calculation of a component index, additions, deletions or substitutions of the index constituents for such component index and the manner in which changes affecting the index constituents, the issuers of any index constituent stocks (such as stock dividends, reorganizations or mergers) or the index commodities (such as prolonged changes in market value, significantly decreased liquidity or any such index commodity ceasing to exist) are reflected in such component index could affect the level of the relevant reference portfolio and, therefore, could affect the amount payable on your Securities at maturity, and the market value of your Securities prior to maturity. The amount payable on the Securities and market value of the Securities could also be affected if an index sponsor changes its policies with respect to a component index, for example by changing the manner in which it calculates such component index, or if an index sponsor discontinues or suspends calculation or publication of a component index, in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the ending level for such component index is not available because of a market disruption event or for any other reason, and no successor index is selected, the calculation agent — which initially will be UBS Securities LLC, an affiliate of UBS — may determine the ending level for such component index in a manner it considers appropriate.

Historical performance of any component index should not be taken as an indication of the future performance of such component index during the term of the Securities.

The historical performance of any component index should not be taken as an indication of the future performance of such component index. As a result, it is impossible to predict whether the closing level of any component index will rise or fall. The closing level(s) of any component index will be influenced by complex and interrelated political, economic, financial and other factors that can affect the market price(s) of the index constituents.

Moreover, any reference portfolio (and any basket included within any such reference portfolio) to which any Securities may be linked is not a recognized market value and no actual historical performance data

Risk Factors

will be available. The applicable pricing supplement for any offering of Securities may include retrospective performance data for each of the relevant reference portfolios calculated by applying actual historical levels of the component indices on dates prior to the trade date for such offering. Any such retrospective performance data is furnished for informational purposes only and is not an indication of future performance. The future performance of a reference portfolio may differ significantly from its retrospective performance.

An investment in the Securities may be subject to risks associated with non-U.S. securities and futures markets.

Some or all of the index constituent stocks may be issued by non-U.S. companies and may trade on non-U.S. exchanges. An investment in securities linked directly or indirectly to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks.

Generally, non-U.S. securities and futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. exchanges, and trading on non-U.S. exchanges may involve different and greater risks than trading on United States exchanges.

Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities or futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult for any index sponsor to enforce the laws or regulations of a non-U.S. country or exchange.

Any index constituent stock that is issued by a non-U.S. company and and index commodity that is traded on a non-U.S. exchange will be specified in the index supplement or the applicable pricing supplement.

No component return or portfolio return will be adjusted for changes in exchange rates related to the U.S. dollar, which might affect a component index whose index constituents are traded in currencies other than the U.S. dollar.

Although the index constituents for a component index may be traded in, or their market prices may be converted into, currencies other than the U.S. dollar, the Securities, which may be linked to a reference portfolio comprised of such component indices, are denominated in U.S. dollars, and the calculation of the amount payable on the Securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which such index constituents are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the component return for any such component index and therefore, the portfolio return for any reference portfolio in which such component index is included. The amount we pay in respect of the Securities on the maturity date will be determined solely in accordance with the procedures described in “General Terms of the Securities” beginning on page PS-22.

Risk Factors

The Securities may be subject to currency exchange risk.

Because the price of any index constituents may be converted by an index sponsor of a relevant component index into U.S. dollars or a currency other than U.S. dollars for the purposes of calculating the level of such component index, holders of the Securities will be exposed to currency exchange rate risk with respect to each of the countries represented in any such index. An investor’s net exposure will depend on the extent to which the currencies of the index constituents for any such component index strengthen or weaken against the U.S. dollar or such other currency. If, taking into account such weighting, the U.S. dollar or other currency strengthens against the respective constituent currencies, the performance of any such component index may be adversely affected and the payment at maturity of the Securities may be reduced.

Of particular importance to potential currency exchange risk are:

➢	existing and expected rates of inflation;
➢	existing and expected interest rate levels;
➢	the balance of payments; and
➢	the extent of governmental surpluses or deficits in the countries relevant to the index and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries relevant to any such component index, the United States and other countries important to international trade and finance.

RISKS RELATED TO EQUITY INDEX CHARACTERISTICS AND ISSUES

In the case of Securities linked to reference portfolios that include equity indices, you will not receive dividend payments on the index constituent stocks, or have shareholder rights in the index constituent stocks.

You will not receive any dividend payments or other distributions on any index constituent stocks. As an owner of the Securities, you will not have voting rights or any other rights that holders of the index constituent stocks may have.

RISKS RELATED TO COMMODITY INDEX CHARACTERISTICS AND ISSUES

In the case of Securities linked to reference portfolios that include commodities indices, commodity prices may change unpredictably, affecting the value of your Securities in unforeseeable ways.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the levels of any component indices that are comprised of index commodities and, therefore, the value of your Securities in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

In the case of Securities linked to reference portfolios that include commodities indices, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Securities.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some non-U.S. exchanges have regulations that

Risk Factors

limit the amount of fluctuation in futures contract prices that may occur during a single trading day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the levels of any component indices that are comprised of index commodities and, therefore, the value of your Securities.

In the case of Securities linked to reference portfolios that include commodities indices, higher future prices of commodities included in such indices relative to their current prices may lead to a decrease in the amount payable at maturity.

Your Securities may be linked to reference portfolios that include component indices that are comprised of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the commodities included in the component index and the markets for those commodities during the term of your Securities. Sale prices for contracts with later expiration dates that are higher than the sale prices for contracts expiring earlier could adversely affect the level of any commodity indices included within the reference portfolios to which your Securities are linked and, accordingly, may decrease the payment you receive at maturity.

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in the index constituents, futures, options, exchange traded funds or other derivative products on such index constituents or any component indices may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page PS-29, UBS or its affiliates may hedge their obligations under the Securities by purchasing the index constituents, futures or options on the index constituents or the component indices, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the index constituents, and they may adjust these hedges by, among other things, purchasing or selling the index constituents futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the index constituents or the component indices at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price(s) of such index constituents and/or the levels of the component indices and, therefore, the amount payable at maturity and the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in the index constituents and other investments relating to the index constituents or the component indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market prices of the index constituents and the levels of the component indices and, therefore, the amount payable at maturity and the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any index constituents or the component indices. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities.

Risk Factors

UBS Securities LLC and other affiliates of UBS also currently intend to make a secondary market in the Securities. As market makers, trading of the Securities may cause UBS Securities LLC or other affiliates of UBS to be long or short the Securities in their inventory. The supply and demand for the Securities, including inventory positions of market makers, may affect the secondary market price for the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the component indices or the index constituents that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the levels of the component indices could be adverse to the interests of the holders of the Securities.

In the case of Securities linked to reference portfolios that include equity indices, UBS and its affiliates may, at present or in the future, engage in business with the issuers of the index constituent stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Securities as beneficial owners of the Securities. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the index constituents stocks and the level of any such component indices and, therefore, the amount payable at maturity and the market value of the Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the levels of the component indices or the market value of the Securities.

UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in your Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities, the index constituents and the component indices that comprise the reference portfolios to which the Securities are linked.

The calculation agent can postpone the determination of the portfolio returns, and therefore the maturity date, if a market disruption event occurs on the final valuation date.

The determination of the portfolio return may be postponed with respect to a reference portfolio if the calculation agent determines that a market disruption event has occurred or is continuing with respect to a component index included within such reference portfolio or a basket included in such reference portfolio on the final valuation date. If such a postponement occurs, the calculation agent will use the closing level of the affected component index on the first trading day on which no market disruption event occurs or is continuing with respect to such component index. In no event, however, will the final valuation date be postponed by more than ten trading days. As a result, the maturity date for the Securities could also be postponed, although not by more than ten trading days.

If the determination of the portfolio return for a reference portfolio on the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing with respect to a component index included within such reference portfolio on that day, that day will nevertheless be the

Risk Factors

date on which the ending level for such component index will be determined by the calculation agent for purposes of determining the portfolio return for such reference portfolio. In such an event, the calculation agent will make an estimate of the relevant closing level that would have prevailed in the absence of the market disruption event. See “General Terms of the Securities — Market Disruption Event”.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the cash payment at maturity of the Securities. We may change the calculation agent after the original issue date of any Securities without notice. For a fuller description of the calculation agent’s role, see “General Terms of the Securities — Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting a component index has occurred or is continuing on the final valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind hedge positions. See “Use of Proceeds and Hedging”. Since this determination by the calculation agent will affect the payment at maturity on the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product supplement or the applicable pricing supplement. Please read carefully the section entitled “Supplemental U.S. Tax Considerations” on page PS-30 of this product supplement and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

In addition, the Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” on page PS-30 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

General Terms of the Securities

The following is a summary of general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities:

No Coupon

We will not pay you interest during the term of the Securities, unless otherwise specified in the applicable pricing supplement.

Denomination

Each Security will have a principal amount of $10.00, unless otherwise specified in the applicable pricing supplement. Your minimum investment is 100 Securities. Purchases in excess of the minimum amount may be made in integrals of one Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

The price per Security will be specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the issue price for an offering of the Securities will include underwriting discounts and fees (collectively, the “upfront fee”). Therefore, the issue price will exceed the principal amount of the Securities by an amount equal to the upfront fee specified in the applicable pricing supplement. You will receive less than your initial investment in the Securities at maturity unless the payment (if any) you receive on your Securities is sufficient to offset the upfront fee included in the issue price for the Securities.

Payment at Maturity

At maturity, you will receive a cash payment per $10 principal amount of Securities you hold equal to your principal amount plus your principal amount multiplied by the portfolio return of the best performing reference portfolio, calculated as described below:

$10 + ($10 × Portfolio Return of Best Performing Reference Portfolio)

Accordingly, the Securities do not guarantee any return of principal at maturity. The Securities are fully exposed to any negative performance of the best performing reference portfolio. Specifically, you will lose 1% (or a fraction thereof) of your principal for each 1% (or a fraction thereof) that the portfolio return of the best performing reference portfolio is less than zero.

The “best performing reference portfolio” is the reference portfolio with the greatest portfolio return on the final valuation date.

For each reference portfolio, the “portfolio return” is the sum of the component returns for each portfolio component multiplied by their respective component weightings applicable to such reference portfolio.

For each portfolio component in a given reference portfolio, the “component weighting” is the percentage specified in the applicable pricing supplement.

General Terms of the Securities

For each portfolio component in a given reference portfolio, the “component return” is the difference between the starting level and ending level of such portfolio component expressed as a percentage of the starting level and calculated as follows:

Component Return =
Ending Level – Starting Level

Starting Level

The “starting level” is (i) with respect to a component index, the closing level of such component index on the trade date, and (ii) with respect to a basket, 100.

The “ending level” is (i) with respect to a component index, the closing level of such component index determined on the final valuation date, and (ii) with respect to a basket, the weighted performance of the component indices comprising such basket on the final valuation date.

Furthermore, in the case of a reference portfolio comprised of one or more baskets, in the applicable pricing supplement (i) the term “allocation return” will refer to, with respect to a portfolio component, the difference between the starting level and ending level of such portfolio component, expressed as a percentage of the starting level and (ii) the term “component return” may be used to refer to, with respect to a component index comprising a basket, the difference between the starting level and ending level of such component index, expressed as a percentage of the starting level.

The trade date and the final valuation date will be specified in the applicable pricing supplement.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering may be linked to the performance of the best performing of a different set of reference portfolios and will be subject to the particular terms of the respective Securities set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the best performing reference portfolio to which such offering is linked and will not depend on the performance of any other offering of the Securities.

Maturity Date

The maturity date for your Securities will be the date specified in the applicable pricing supplement, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the final valuation date with respect to any component index, the maturity date will be postponed to maintain the same number of business days between the latest postponed final valuation date and the maturity date as existed prior to the postponement(s) of the final valuation date. The calculation agent may postpone the final valuation date for any component index if a market disruption event occurs or is continuing with respect to such component index on a day that would otherwise be a final valuation date. We describe market disruption events under “— Market Disruption Event” below.

A postponement of the maturity date for one offering of the Securities will not affect the maturity date for any other offering of the Securities.

Final Valuation Date

The final valuation date for your Securities will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event has occurred or is continuing on any such day with respect to any component index. In that event, the final valuation date for the disrupted component index will be the first following trading day on which the closing level of such component index is determinable and on which the calculation agent determines that a market disruption event has not occurred and is not continuing with respect to such component index. In no event,

General Terms of the Securities

however, will the final valuation date for your Securities be postponed by more than ten trading days with respect to any component index.

A market disruption event for a particular component index included in a reference portfolio as a portfolio component will not necessarily be a market disruption event for another component index included in such reference portfolio. If, on the final valuation date, no market disruption event with respect to a particular component index occurs or is continuing, then such final valuation date will not be postponed with respect to such component index, irrespective of the occurrence of a market disruption event on such final valuation date with respect to one or more of the other component indices.

Furthermore, if a particular reference portfolio is comprised of one or more baskets, a market disruption event for a particular component index included in any such basket will not necessarily be a market disruption event for another component index included in such basket. If, on the final valuation date, no market disruption event with respect to a particular component index included in a basket occurs or is continuing, then such final valuation date will not be postponed with respect to such component index, irrespective of the occurrence of a market disruption event on such final valuation date with respect to one or more of the other component indices included in such basket.

A postponement of the final valuation date for one offering of the Securities will not affect the final valuation date for any other offering of the Securities.

Closing Level

Unless otherwise specified in the applicable pricing supplement, the “closing level” of any component index on any trading day will be determined based on the closing level of such index or any successor index or alternative calculation of such index published following the regular official weekday close of the principal trading session of the primary exchange for such index, as determined by the calculation agent.

Market Disruption Event

The determination of the portfolio return may be postponed with respect to a reference portfolio if the calculation agent determines that a market disruption event has occurred or is continuing with respect to a component index included within such reference portfolio or basket included in such reference portfolio on the final valuation date. As described above, the final valuation date may be postponed with respect to any component index, and thus the determination of the closing level of such component index with respect to such final valuation date may be postponed, if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing with respect to such component index. If such a postponement occurs, the calculation agent will determine such closing level for the disrupted component index on the first trading day on which no market disruption event occurs or is continuing with respect to such component index. Notwithstanding the occurrence of one or more of the events below, which may, as determined by the calculation agent, constitute a market disruption event, the calculation agent may waive its right to postpone the final valuation date, if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the closing level(s) of the affected component indices. In no event, however, will the final valuation date be postponed by more than ten trading days.

If the determination of a closing level of a component index is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the closing level of such component index with respect to the final valuation date will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of the closing level that would have prevailed in the absence of the market disruption event.

A market disruption event for a particular component index included in a reference portfolio as a portfolio component will not necessarily be a market disruption event for another component index

General Terms of the Securities

included in such reference portfolio. If, on the final valuation date, no market disruption event with respect to a particular component index occurs or is continuing, then such final valuation date will not be postponed with respect to such component index, irrespective of the occurrence of a market disruption event on such final valuation date with respect to one or more of the other component indices.

Furthermore, if a particular reference portfolio is comprised of one or more baskets, a market disruption event for a particular component index included in any such basket will not necessarily be a market disruption event for another component index included in such basket. If, on the final valuation date, no market disruption event with respect to a particular component index included in a basket occurs or is continuing, then such final valuation date will not be postponed with respect to such component index, irrespective of the occurrence of a market disruption event on such final valuation date with respect to one or more of the other component indices included in such basket.

Any of the following will be a market disruption event with respect to a particular component index related to a particular offering of the Securities, in each case as determined by the calculation agent:

➢	a suspension, absence or material limitation of trading in a material number of index constituents, for more than two hours of trading or during the one-half hour before the close of trading in the applicable market or markets;
➢	a suspension, absence or material limitation of trading in option or futures contracts relating to such component index or to a material number of index constituents in the primary market or markets for those options or contracts for more than two hours of trading or during the one-half hour before the close of trading in such market;
➢	any event that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or obtain market values for a material number of index constituents or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to such component index or a material number of index constituents in the primary market or markets for those options or contracts;
➢	a suspension, absence or material limitation of trading in any futures contract included in such component index;
➢	a change in the settlement price of any futures contract included in such component index by an amount equal to the maximum permitted price change from the previous day’s settlement price;
➢	the settlement price is not published for any individual futures contract included in such component index;
➢	such component index is not published; or
➢	any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to create, unwind or maintain all or a material portion of a hedge with respect to your Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging”.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to a component index or any index constituents are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

The following events will not be market disruption events:

➢	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; and

General Terms of the Securities

➢	a decision to permanently discontinue trading in the option or futures contracts relating to a component index, in any index constituent stocks or index commodities, or in any futures contract on such component index.

A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

Discontinuance of or Adjustments to a Component Index; Alteration of Method of Calculation

If any index sponsor permanently discontinues publication of a component index and that index sponsor or any other person or entity publishes a substitute index that the calculation agent determines is comparable to such component index and approves the substitute index as a successor index, then that successor index will be deemed to be the applicable component index for all purposes relating to the Securities, including for purposes of calculating the portfolio returns.

If the calculation agent determines that the publication of a component index has been permanently discontinued and that there is no successor index on any date when the level of such component index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks, physical commodities, exchange-traded futures contracts on physical commodities or another index or indices, as applicable, and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such component index.

If the calculation agent determines that any index constituents of a component index or the method of calculating a component index has been changed at any time in any respect — including any addition, deletion or substitution and any reweighting or rebalancing of the index constituents or of the futures contracts on such component index and whether the change is made by the index sponsor for such component index under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index constituent stocks or their issuers or the index commodities, as applicable, or is due to any other reason — that causes such component index not to fairly represent the level of that component index had such changes not been made or that otherwise affects the calculation of the level of the affected component index, then the calculation agent may make adjustments in this method of calculating that component index that it believes are appropriate to ensure that the closing level used to determine the relevant component return is equitable. All determinations and adjustments to be made by the calculation agent with respect to the level of the affected component index, the calculation of the relevant component return and portfolio return, and the amount payable at maturity may be made by the calculation agent.

Default Amount on Acceleration

If an event of default occurs and the maturity of your Securities is accelerated, we will pay the default amount in respect of the principal of your Securities at maturity. We describe the default amount below under “ — Default Amount”.

For the purpose of determining whether the holders of our Series A Medium-Term Notes, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of that Securities. Although the terms of the Securities may differ from those of the other Series A Medium-Term Notes, holders of specified percentages in principal amount of all Series A Medium-Term Notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A Medium-Term Notes, including the Securities. This action may involve changing some of the terms that apply to the Series A Medium-Term Notes, accelerating the maturity of the Series A Medium-Term Notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the

General Terms of the Securities

accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants”.

Default Amount

The default amount for your Securities on any day will be an amount, in U.S. Dollars for the principal of your Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus
➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of your Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your Securities, which we describe below, the holders of your Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or
➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business days objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency; or

General Terms of the Securities

➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of your Securities at maturity will be made to accounts designated by you or the holder of your Securities and approved by us, or at the office of the trustee in New York City, but only when your Securities are surrendered to the trustee at that office. We may also make any payment or delivery in accordance with the applicable procedures of the depositary.

Trading Day

A “trading day” is a business day, as determined by the calculation agent, on which trading is generally conducted on the NYSE, NYSE Arca, NASDAQ, the Chicago Mercantile Exchange, the Chicago Board Options Exchange and in the over-the-counter market for equity securities in the United States or, with respect to a security issued by a foreign issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading.

Business Day

When we refer to a business day with respect to your Securities, we mean any day that is a business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

When we refer to a modified business day with respect to your Securities, we mean any day that is a modified business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus. As described in the prospectus, any payment on your Securities that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “ — Maturity Date” and “ — Final Valuation Date” above.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of your Securities without notice. The calculation agent will make all determinations regarding the Securities, including without limitation, any payment on your Securities at maturity, market disruption events, antidilution adjustments, business days, trading days, the default amount, the determination of the best performing reference portfolio, the portfolio returns, the component returns, starting levels, ending levels and the amount payable in respect of your Securities, in its sole discretion. All determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable pricing supplement.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the component indices and/or listed and/or over-the-counter options, futures or exchange-traded funds on the index constituents or the component indices prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. Consequently, with regard to your Securities, from time to time, we or our affiliates may:

➢	acquire or dispose of long or short positions in the index constituents or other securities of issuers of the index constituent stocks;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the levels of the component indices or the value of any index constituents;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures or exchange-traded funds or other instruments based on the level of other similar market indices or stocks, commodities or other assets; or
➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the index constituents, listed or over-the-counter options or futures on the index constituents or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any component indices or markets relating to such component indices.

The hedging activity discussed above may adversely affect the market value of your Securities from time to time and payment at maturity of your Securities. See “Risk Factors” on page PS-13 for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The following is a general description of certain United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments of principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you are the original investor in the Securities and you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,
➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
➢	a bank,
➢	a life insurance company,
➢	a regulated investment company;
➢	a tax-exempt organization,
➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or
➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Securities and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED

Supplemental U.S. Tax Considerations

TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities as a pre-paid derivative contract with respect to the best performing reference portfolio and the terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, you should generally not accrue any income with respect to the reference portfolios during the term of the Securities and you should generally recognize capital gain or loss upon the sale, exchange or maturity of your Securities in an amount equal to the difference between the amount realized at such time and your tax basis in the Securities. In general, your tax basis in your Securities will be equal to the price you paid for them (including the upfront fee). Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Alternative Treatments.  Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. The Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of instruments such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

If the Securities have a term greater than one year, it is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss

Supplemental U.S. Tax Considerations

to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

Similarly, if the Securities have a term of one year or less, it is possible that the Securities could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax advisor as to the tax consequences of such characterization.

The Internal Revenue Service could also possibly assert that (i) you should be treated as owning the constituents of the component indices, (ii) you should be required to recognize taxable gain upon a rollover or rebalancing, if any, of the constituents of the component indices, (iii) any gain or loss that you recognize upon the exchange or maturity of the Securities should be treated as ordinary gain or loss, (iv) you should be required to accrue interest income over the term of your Securities or (v) you should be required to include in ordinary income an amount equal to any increase in the reference portfolios that is attributable to ordinary income that is realized in respect of the constituents of the component indices, such as interest, dividends or net-rental income. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

It is possible that the IRS may assert that the upfront fee should not be includable in the tax basis of your Securities, but should be treated as an investment expense, which for individuals would be deductible only as a miscellaneous itemized deduction. Miscellaneous itemized deductions are generally deductible only to the extent that the aggregate of such deductions exceed 2% of the taxpayer’s adjusted gross income, and are not deductible in determining alternative minimum tax.

Treasury Regulations Requiring Disclosure of Reportable Transactions.  Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the Securities or a sale of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting.  If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

➢	payments of principal and interest on a Securities within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and
➢	the payment of the proceeds from the sale of a Securities effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

➢	fails to provide an accurate taxpayer identification number,
➢	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or
➢	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Securities that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

Supplemental U.S. Tax Considerations

➢	the proceeds are transferred to an account maintained by you in the United States,
➢	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or
➢	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of a Securities effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

➢	a United States person,
➢	a controlled foreign corporation for United States tax purposes,
➢	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or
➢	a foreign partnership, if at any time during its tax year:
➢	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or
➢	such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Recent Legislation.

Beginning in 2013, U.S. holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders should consult their advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Under recently enacted legislation, effective for taxable years beginning after March 18, 2010, individuals (and to the extent provided in future regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stocks or other securities issued by foreign persons and any other financial instrument or contract that has an issuer or counterparty that is not a U.S. person. Individuals that fail to provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Non-United States Holders.  If you are not a United States holder, you will generally not be subject to United States withholding tax with respect to payments on your Securities but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status.

ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of labor has issued five prohibited transaction class exemptions (“The PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption. The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable pricing supplement, with respect to each Securities to be issued, UBS has agreed to sell to UBS Securities LLC and/or UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. (as the case may be) have agreed to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of the applicable pricing supplement. UBS Securities LLC and/or UBS Financial Services Inc. intend to resell the offered Securities at the original issue price to public applicable to the offered Securities to be resold. UBS Securities LLC may resell the Securities to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Securities of up to the full upfront fee set forth on the front cover of the applicable pricing supplement. In some cases, the Dealers may resell the Securities to other securities dealers who resell to investors and pay those other securities dealers all or part of the discount or commission they receive from UBS Securities LLC. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. As described in more detail under “Use of Proceeds and Hedging” on page PS-29, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Securities after their initial sale. In connection with any Securities offering, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Securities within the meaning of NASD Rule 2720. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Securities, thus creating an additional conflict of interest within the meaning of NASD Rule 2720. Consequently, each offering will be conducted in compliance with the provisions of Rule 2720. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell the Securities in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.